UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2026
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Lazard, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York		10112
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 212-632-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On April 30, 2026, Lazard, Inc. (the “Company”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with the sellers party thereto pursuant to which the Company agreed to acquire all of the issued share capital of Campbell Lutyens Holdings Limited (“Campbell Lutyens”) (the “Acquisition”). At signing, the Purchase Agreement was executed by certain principal sellers (the “Primary Sellers”). The remaining Campbell Lutyens equity holders (together with the Primary Sellers, the “Sellers”) are expected to become party to the Purchase Agreement or otherwise participate in the sale pursuant to Campbell Lutyens’ organizational documents, such that the Company expects to acquire 100% of Campbell Lutyens at closing.

Campbell Lutyens is a leading global and independent private capital advisor, focused on fund placement, secondary advisory and GP capital advisory services.

The aggregate consideration for the Acquisition consists of (i) an initial closing consideration of $460 million, subject to adjustments for cash, debt and working capital as of closing (the “Initial Consideration”), (ii) a deferred consideration of $115 million payable on the second anniversary of closing (the “Deferred Consideration”) and (iii) a contingent earn-out consideration of up to $85 million based on agreed revenue-growth targets for the combined Campbell Lutyens business and the Company’s private capital advisory business over measurement periods through 2030 (subject to a potential extension) (the “Earn-Out Consideration”). On closing, the Initial Consideration is expected to be primarily satisfied in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), based on a reference price of $46.50 per share, subject to the closing adjustments (it is anticipated that the closing adjustments for cash, debt and working capital will be paid in cash) and other terms of the Purchase Agreement. The Deferred Consideration and any Earn-Out Consideration may, at the Company’s election and subject to the terms of the Purchase Agreement, be settled in Common Stock, loan notes or a combination thereof. Sellers that are not accredited investors for the purposes of U.S. securities law, or who otherwise cannot receive Common Stock or loan notes in compliance with any other applicable securities laws, will receive cash in lieu of such securities. The number of shares, if any, issuable in respect of the Deferred Consideration and any Earn-Out Consideration cannot be determined at this time because any such issuance depends on the Company’s election and the applicable pricing mechanics under the Purchase Agreement.

The Purchase Agreement provides that the maximum number of shares of Common Stock issuable thereunder may not, in the aggregate, exceed the lesser of 19.99% of (i) the voting power of the outstanding Common Stock as of closing (before the issuance of any such shares) and (ii) the number of issued and outstanding shares of Common Stock as of closing (before the issuance of any such shares), in each case as determined under applicable NYSE rules. To the extent the value otherwise payable in shares of Common Stock would exceed such maximum issuance amount, the excess will be settled in cash or loan notes, in each case subject to the terms of the Purchase Agreement.

A portion of the Initial Consideration will be subject to contractual transfer restrictions, and the remaining portion will not be subject to transfer restrictions (other than applicable securities law restrictions). Shares of Common Stock issued in respect of the restricted portion of the Initial Consideration will be subject to contractual lock-up restrictions that lapse in approximately equal installments over a three-year period following closing. Any shares of Common Stock issued in respect of the Deferred Consideration will be subject to contractual transfer restrictions as set forth in the Purchase Agreement. Any shares of Common Stock issued in respect of the Earn-Out Consideration will not be subject to transfer restrictions (other than applicable securities law restrictions). Certain recipients of consideration are also subject to forfeiture and clawback provisions under the Purchase Agreement. The Purchase Agreement also contemplates that, at closing, the Company and certain of the Sellers will enter into a registration rights agreement with respect to shares of Common Stock issued as consideration pursuant to the Purchase Agreement.

The closing of the Acquisition is conditional on certain regulatory approvals. In addition, the Purchase Agreement provides that, under specified circumstances, including if the Purchase Agreement is terminated by the Company due to the failure to satisfy the closing condition relating to the U.K. Competition and Markets Authority set forth in the Purchase Agreement, the Company will be required to pay a termination fee of $50 million. The Purchase Agreement also contains customary interim operating covenants, termination rights and other provisions. The Company’s obligations under the Purchase Agreement are not subject to any financing condition. Unless otherwise mutually agreed or extended pursuant to the Purchase Agreement, the Purchase Agreement may be terminated if the closing has not occurred by March 31, 2027.

The Purchase Agreement contains customary warranties and covenants of the parties, and customary limitations on liability. The Company has obtained buy-side warranty and indemnity insurance in respect of the warranties and covenants in the Purchase Agreement. Subject to the terms, conditions, exclusions and limits of the insurance arrangements, it will serve as the Company’s sole recourse with respect to any breach of a business warranty or a tax claim, other than in respect of fraud by a Seller or a warrantor.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Campbell Lutyens or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed by the parties, including confidential disclosures made for purposes of allocating contractual risk, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The shares of Common Stock issuable pursuant to the Purchase Agreement will be offered and sold in transactions not involving a public offering and will be issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, as applicable.

Item 7.01.    Regulation FD Disclosure.

A copy of the investor presentation relating to the Acquisition is furnished as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the expected closing of the Acquisition, the expected timing and form of consideration payable in connection with the Acquisition, the satisfaction of closing conditions, the expected benefits of the Acquisition, the integration of Campbell Lutyens with the Company’s business, the potential payment of the Earn-Out Consideration and other statements that are not historical facts. These statements, estimates and forecasts are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” “pipeline,” “continue,” “intend,” “seek,” or similar expressions. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about Lazard, Campbell Lutyens and the Acquisition, may include projections of future financial performance, business plans and initiatives, expectations regarding the Acquisition and anticipated market position of Lazard’s and Campbell Lutyens’ combined businesses, and anticipated trends in Lazard’s and Campbell Lutyens’ businesses and the private markets industry. These forward-looking statements are only predictions based on our current expectations and projections about future events.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: (a) the possibility that the Acquisition will not be completed on the expected terms, in the expected timeframe or at all, including as a result of a failure to satisfy closing conditions or obtain required approvals; (b) the possibility that the expected strategic, operational, financial or other benefits of the Acquisition, including growth opportunities, expanded capabilities or accretion, may not be realized when expected or at all; (c) difficulties, delays or higher than expected costs in integrating Campbell Lutyens’ business, operations and personnel with Lazard; (d) adverse legal, regulatory, tax or accounting developments or unexpected costs, liabilities or delays relating to the Acquisition; (e) adverse general economic conditions or adverse conditions in global or regional financial markets, including conditions affecting M&A activity, fundraising activity, secondaries activity, private credit, infrastructure, real estate and alternative asset management; (f) competitive pressure on Lazard’s and Campbell Lutyens’ businesses and on their ability to retain and attract employees at current compensation levels; and (g) those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed or furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Sale and Purchase Agreement, dated April 30, 2026, by and among Lazard, Inc. and the sellers party thereto
99.1	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules (and similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule (or similar attachment) to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD, INC. (Registrant)

	By:	/s/ Shari L. Soloway
	Name:	Shari L. Soloway
	Title:	Corporate Secretary
Dated: May 1, 2026